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

[LOGO]                  Hammon Tower
        BKD             901 E. St. Louis Street, Suite 1000     1034 W. main Street
        LLP             P.O. Box 1190                           P.O. Box 1277
                        Springfield, MO 65801-1190              Branson, MO 65615-1277
                        417 865-8701  FAX 417 865-0682          417 334-5165  FAX 417 334-4823
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            Consent of Independent Registered Public Accounting Firm



Audit Committee, Board of Directors and Stockholders
Osage Federal Financial, Inc.
Pawhuska, Oklahoma



We consent to the incorporation by reference into the Registration Statement on Form S-8 of Osage Federal Financial, Inc. (File No. 333-115792) of our report dated August 6, 2004, on our audits of the consolidated financial statements of Osage Federal Financial, Inc. as of and for the two years ended June 30, 2004 and 2003, which report is being incorporated by reference into the Annual Report on Form 10-KSB of Osage Federal Financial, Inc. for the year ended June 30, 2004.

                                               BKD, LLP

                                               /s/ BKD, LLP


September 20, 2004
Joplin, Missouri